EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated April 29, 2004 on the consolidated financial statements of DynEco Corporation for the years ended December 31, 2003 and 2002 included herein on the registration statement of DynEco Corporation on Form SB-2, as amended, and to the reference to our firm under the heading "Experts" in the prospectus.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 22, 2004